Exhibit 99.1

MRC Global Announces Agreement with Engine Capital and Appointment of Daniel Silvers to the Board of Directors

HOUSTON – April 02, 2024 – MRC Global Inc. (NYSE: MRC) (“MRC Global” or the “Company”), the leading global distributor of pipe, valves and fittings (PVF) and other infrastructure products and services to diversified gas utility, energy and industrial end-markets, today announced that Daniel Silvers has been appointed to the Company’s Board of Directors, effective immediately. Mr. Silvers will serve on the Board’s Compensation and Environmental, Social, Governance and Enterprise Risk Committees.

Mr. Silvers’ appointment is made in conjunction with a cooperation agreement that the Company has reached with Engine Capital, L.P. (“Engine”).

Robert Wood, MRC Global’s Chairman of the Board, said, “We are pleased to welcome Daniel to the Board following continued constructive engagement with Engine and as part of the Board’s ongoing refreshment program. Daniel is an experienced investor, operator and board director, and we will leverage his expertise across finance and operations as we continue to oversee the Company’s strategic execution for continued growth and value creation.”

Rob Saltiel, MRC Global’s President and CEO added, “I welcome the opportunity to work with Daniel as we continue to transform MRC Global’s business. Our company’s balance sheet is the strongest it has ever been as a public company, and Daniel’s expertise will be beneficial as we advance our growth plans and implement a capital allocation strategy that creates significant value for our shareholders.”

Arnaud Ajdler, Founder and Managing Member of Engine, said, “We invested in MRC Global because of its differentiated positioning, scale advantages, franchise gas utility business and growing exposure to energy transition end markets. With his financial acumen and significant capital allocation experience, Daniel will be a valuable addition to the Board, and we are confident MRC Global is well-positioned to significantly increase shareholder value over time.”

Mr. Silvers has served as the managing member of Matthews Lane Capital Partners LLC, an investment firm, since 2015. Additionally, Mr. Silvers has served as Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner, since January 2024. Previously, Mr. Silvers served as Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc. (NASDAQ: INSE), a gaming technology company, between 2016 and 2023 and as Chief Executive Officer and a director of Leisure Acquisition Corp. (NASDAQ: LACQ) (“Leisure Acquisition”), a special purpose acquisition company, from 2017 to 2021. Mr. Silvers was the President of SpringOwl Asset Management LLC, an investment management firm, from 2009 to 2015 (including predecessor entities). Mr. Silvers was the President of Western Liberty Bancorp, an acquisition-oriented holding company, from 2009 to 2010. From 2005 to 2009, Mr. Silvers served as a Vice President at Fortress Investment Group LLC, a leading global alternative asset manager. Prior to that, Mr.

Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc., a global financial services firm, from 1999 to 2005. Mr. Silvers previously has served on the boards of directors of several companies, including Leisure Acquisition from 2017 to 2021, Avid Technology, Inc., a global media technology provider, from 2018 to 2023, PICO Holdings, Inc., a diversified holding company, from 2016 to 2018, Forestar Group Inc., a real estate development company, from 2015 to 2017, Ashford Hospitality Prime, a hospitality REIT, in 2017, bwin.party digital entertainment plc, an online gaming company, from 2014 to 2015, International Game Technology PLC, an international gaming technology company, in 2013, Universal Health Services, Inc., a hospital management and health services company, from 2009 to 2011 and India Hospitality Corp., a hospitality and food service company, from 2010 to 2017. Mr. Silvers holds a B.S. in Economics and a M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Silvers also received a Corporate Governance certification through the Director Education & Certification Program at the UCLA Anderson School of Management.

The Cooperation Agreement, which includes certain customary standstill, voting and other provisions, will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K.

J.P. Morgan Securities LLC is serving as exclusive financial advisor and Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to MRC Global.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 214 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 300,000 SKUs from over 8,500 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com.

Additional Information and Where to Find It

MRC Global has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”), containing a form of proxy card, with respect to its solicitation of proxies for MRC Global’s 2024 Annual Meeting of Shareholders. The proxy statement is in preliminary form and MRC Global intends to file and mail a definitive proxy statement to shareholders of MRC Global. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY MRC GLOBAL AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MRC Global free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MRC Global are also available free of charge by accessing MRC Global’s website at www.mrcglobal.com.

Participants

MRC Global, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by MRC Global. Information about MRC Global’s executive officers and directors and a description of their direct and indirect interests, by security holdings or otherwise, are included in the preliminary proxy statement and will be included in the definitive proxy statement and other relevant materials that may be filed with the SEC by MRC Global. Information regarding MRC Global’s directors and executive officers is available at “Security Ownership—Directors and Executive Officers,” “Proposal I: Election of Directors,” “Compensation Discussion and Analysis” and “Proposal II: Advisory Approval of Named Executive Officer Compensation” in its preliminary proxy statement for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2024. To the extent holdings by our directors and executive officers of MRC Global securities reported in the preliminary proxy statement for the 2024 Annual Meeting or in such Form 8-Ks have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contact:

Investors:

Monica Broughton

VP, Investor Relations & Treasury

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

Media:

Jim Golden / Dan Moore

Collected Strategies

MRC-CS@collectedstrategies.com